As filed with the Securities and Exchange Commission on March 4, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RECRO PHARMA, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	26-1523233
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

490 Lapp Road Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

RECRO PHARMA, INC. 2018 AMENDED AND RESTATED EQUITY INCENTIVE PLAN

(Full title of the plan)

Gerri A. Henwood

President and Chief Executive Officer

Recro Pharma, Inc.

490 Lapp Road

Malvern, PA 19355

(Name and address of agent for service)

(484) 395-2470

(Telephone number, including area code, of agent for service)

with a copy to:

Rachael M. Bushey, Esq.

Jennifer L. Porter, Esq.

Pepper Hamilton LLP

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103

(215) 981-4331

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.01 per share	1,161,693 shares	$14.35	$16,670,294.55	$2,163.80

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares of common stock, $0.01 par value per share (the “Common Stock”), of Recro Pharma, Inc. (the “Registrant”) which become issuable under the Recro Pharma, Inc. 2018 Amended and Restated Equity Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of the Registrant.

(2)

Represents 1,161,693 shares of Common Stock that were added to the shares authorized for issuance under the Plan on December 1, 2019 pursuant to an “evergreen” provision contained in the Plan. Pursuant to such provision in the Plan, on December 1 of each year, the Board of Directors may approve an increase to the number of shares authorized for issuance under the Plan of up to five percent (5%) of the issued and outstanding Common Stock of the Registrant

(3)

Estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act. The price shown is based upon the average of the high and low prices reported for the common stock on the Nasdaq Capital Market on February 28, 2020.

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering an additional 1,161,693 shares of common stock, $0.01 par value per share (the “Common Stock”), of Recro Pharma, Inc. (the “Registrant”) that were added to the shares authorized for issuance under the Recro Pharma, Inc. 2018 Amended and Restated Equity Incentive Plan (the “Plan”) for which Registration Statements on Form S-8 relating to the same employee benefit plan are effective.

The Registrant previously filed Registration Statements on Form S-8 (File Nos. 333-194730, 333-206309, 333-208749, 333-216579, 333-223437, 333-224870 and 333-229736) with the Securities and Exchange Commission (the “Commission”) to register 8,119,709 shares of Common Stock that were authorized for issuance under the Plan. Upon the effectiveness of this Registration Statement, an aggregate of 9,281,402 shares of Common Stock will be registered for issuance from time to time under the Plan. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements on Form S-8 (File Nos. 333-194730, 333-206309, 333- 208749, 333-216579, 333-223437, 333-224870 and 333-229736) filed with the Commission on March 21, 2014, August 12, 2015, December 23, 2015, March 9, 2017, March 5, 2018, May 11, 2018 and February 19, 2019 are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statements are presented herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The Registrant shall deliver or cause to be delivered documents containing the information specified by Part I of this Registration Statement to participants in the Plan to which this Registration Statement relates, as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act of 1933, as amended (the “Securities Act”).

Item 2.	Registrant Information and Employee Plan Annual Information.

The Registrant will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed Recro Pharma, Inc., 490 Lapp Road, Malvern, PA 19355, Attention: Gerri Henwood, Chief Executive Officer, telephone number (484) 395-2470.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents of the Registrant filed with the Commission are incorporated by reference in this Registration Statement as of their respective dates:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on March 4, 2020;

(b)

The Registrant’s Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items) filed on January 10, 2020 (Film No. 20521579).

(d)

The description of the Registrant’s common stock contained in the Registrant’s Form 8-A filed with the Commission on March 4, 2014 (Registration No. 001-36329) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of further updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Second Amended and Restated Articles of Incorporation of Recro Pharma, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36329), filed on March 13, 2014).

4.2	Third Amended and Restated Bylaws of Recro Pharma, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36329), filed on March 13, 2014).

5.1	Opinion of Pepper Hamilton LLP (filed herewith).

23.1	Consent of KPMG LLP (filed herewith).

23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page to this Registration Statement).

99.1	Recro Pharma, Inc. 2018 Amended and Restated Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36329), filed on May 9, 2018).

99.2	Form of Amended and Restated Equity Incentive Plan Award Agreement (incorporated by reference to Exhibit 10.14 to the Registrant’s Annual Report on Form 10-K (File No. 001-36329), filed on March 25, 2015).

99.3	Form of Amended and Restated Equity Incentive Plan Award Agreement for Restricted Stock Units (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36329), filed on December 22, 2015)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Malvern, Pennsylvania, on the 4th of March, 2020.

RECRO PHARMA, INC.

By:	/s/ Gerri A. Henwood
Name:	Gerri A. Henwood
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Recro Pharma, Inc., hereby severally constitute and appoint Gerri A. Henwood and Ryan D. Lake, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in her or him for her or him and in her or his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Gerri A. Henwood Gerri A. Henwood	President, Chief Executive Officer and Director (Principal Executive Officer)	March 4, 2020

/s/ Ryan D. Lake Ryan D. Lake	Chief Financial Officer (Principal Financial and Accounting Officer)	March 4, 2020

/s/ Arnaud Ajdler	Director	March 4, 2020
Arnaud Ajdler

/s/ Alfred Altomari Alfred Altomari	Director	March 4, 2020

/s/ William L. Ashton William L. Ashton	Director	March 4, 2020

/s/ Michael Berelowitz Michael Berelowitz	Director	March 4, 2020

/s/ Winston J. Churchill Winston J. Churchill	Director	March 4, 2020

/s/ Bryan M. Reasons Bryan M. Reasons	Director	March 4, 2020

/s/ Wayne B. Weisman Wayne B. Weisman	Director	March 4, 2020